EXHIBIT 10.14

                                WARRANT AGREEMENT

Ms. Voula Kanellias will, upon the completion of an application by Ariel Way, Inc to become a public company or of an acquisition or merger of Ariel Way, Inc. with a public corporate entity making the surviving company a public company with the Ariel Way, Inc.'s shareholders controlling at least eighty five percent (85%) of the surviving company, be granted a warrant, assuming that the total number of outstanding public shares of the Company is twenty million (20,000,000) shares of Common Stock, to acquire 600,000 shares of the Company's common stock at an exercise price of $0.010 per share (the "Warrant Shares") to vest as follows: (i) 40,000 Warrant Shares shall vest monthly each of the first twelve months during the term of an Employment Agreement with Ms. Kanellias or immediately if Ms. Kanellias's employment is terminated without cause or for good reason or due to a change in control, sale of a majority of the common stock or substantially all of the assets of the Company or merger of the Company into or with another company (unless such company is less than fifty percent (50%) of the size (measured by market value) of the Company) or reverse merger with another company; and (ii) 120,000 Warrant Shares will vest immediately upon the Company achieving a $25 million market cap for ten (10) consecutive trading days and a price per share of not less than $0.50. The Warrant Shares granted hereunder must be exercised by the tenth anniversary of the date of vesting or shall be forfeited by Ms. Kanellias. All Warrant Shares granted hereunder shall have a "cashless" exercise provision, which enables Ms. Kanellias to give up a portion of his Warrant Shares in order to exercise others without paying cash for them. The number of warrant shares shall be prorate adjusted if the assumption that the initial total number of outstanding shares of public Common Stock of the surviving Company is different from twenty million (20,000,000) shares of Common Stock. Further, the number, kind and strike price of the stock Warrant Shares granted hereunder shall be appropriately and equitably adjusted to reflect any stock dividend, stock split, spin-off, split-off, extraordinary cash dividend, recapitalization, reclassification or other major corporate action affecting the stock of the Company to the end that after such event Ms. Kanellias's proportionate interest in the Company shall be maintained as before the occurrence of such event. Ms. Kanellias shall also receive payment of any cash dividend or stock dividend declared and paid by the Company as if Ms. Kanellias had already exercised all of his Warrant Shares, including unvested Warrant Shares.

Date:             November 1, 2004

Grantee:          ___________________________

                  Voula Kanellias

ARIEL WAY, INC.

-----------------------------
Arne Dunhem
President & CEO

                                WARRANT AGREEMENT
                                 AMENDMENT NO. 1

Ms. Voula Kanellias will be granted a warrant, to acquire 1,150,000 shares of the Company's common stock at an exercise price of $0.010 per share (the "Warrant Shares") to vest as follows: (i) 60,000 Warrant Shares shall vest monthly each of the first twelve months from February 2, 2005 through the term of an Employment Agreement with Ms. Kanellias or immediately if Ms. Kanellias's employment is terminated without cause or for good reason or due to a change in control, sale of a majority of the common stock or substantially all of the assets of the Company or merger of the Company into or with another company (unless such company is less than fifty percent (50%) of the size (measured by market value) of the Company) or reverse merger with another company; and (ii) 430,000 Warrant Shares will vest immediately upon the Company achieving a $20 million market cap for ten (10) consecutive trading days and a price per share of not less than $0.50. The Warrant Shares granted hereunder must be exercised by the tenth anniversary of the date of vesting or shall be forfeited by Ms. Kanellias. All Warrant Shares granted hereunder shall have a "cashless" exercise provision, which enables Ms. Kanellias to give up a portion of her Warrant Shares in order to exercise others without paying cash for them. Further, the number, kind and strike price of the stock Warrant Shares granted hereunder shall be appropriately and equitably adjusted to reflect any stock dividend, stock split, spin-off, split-off, extraordinary cash dividend, recapitalization, reclassification or other major corporate action affecting the stock of the Company to the end that after such event Ms. Kanellias's proportionate interest in the Company shall be maintained as before the occurrence of such event. Ms. Kanellias shall also receive payment of any cash dividend or stock dividend declared and paid by the Company as if Ms. Kanellias had already exercised all of his Warrant Shares, including unvested Warrant Shares. The Company shall at earliest opportunity include the warrants in a proper registration statement.

Date:             March 21, 2005

Grantee:          ___________________________

                  Voula Kanellias

NETFRAN DEVELOPMENT CORP.

-----------------------------
Arne Dunhem
President & CEO